                                                                       Exhibit 4

                            JOINT FILING AGREEMENT
                            ----------------------

     This will confirm the agreement by and among all the undersigned that the
Schedule 13D filed on or about this date with respect to beneficial ownership of the undersigned of shares of the Common Stock, par value $.01 per share, of LaserMaster Technologies, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: October 7, 1996                GENERAL ELECTRIC CAPITAL CORPORATION


                                      By: /s/ Michael A. Gaudino
                                         --------------------------------
                                         Name: Michael A. Gaudino
                                         Title: Vice President


                                      GENERAL ELECTRIC CAPITAL SERVICES, INC.


                                      By: /s/ Nancy E. Barton
                                         --------------------------------
                                         Name: Nancy E. Barton
                                         Title: Senior Vice President,
                                                General Counsel and Secretary



                                      GENERAL ELECTRIC COMPANY

                                      By: /s/ Nancy E. Barton
                                         --------------------------------
                                         Name: Nancy E. Barton
                                         Title: Attorney-in-Fact